SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

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CHINA INFORMATION SECURITY TECHNOLOGY, INC.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
(+86) 755-8370-8333

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June 9, 2010 to the holders of record of the outstanding common stock, $0.01 par value per share (the “Common Stock”) of China Information Security Technology, Inc., a Nevada corporation (the “Company”), as of the close of business on May 28, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated May 28, 2010, (the “Written Consent”) of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to China Information Security Technology, Inc.

The Written Consent authorized and approved a Certificate of Amendment of our Certificate of Incorporation (the “Certificate of Amendment”) to change our name to “China Information Technology, Inc.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Nevada Revised Statutes (“NRS”) and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about June 9, 2010, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 51,805,787 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 28, 2010, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “China Information Technology, Inc.” is in the best interest of our stockholders as it more accurately reflects our marketing and branding strategy for the Company and its products.

CONSENTING STOCKHOLDERS

On May 28, 2010, the following stockholders (the “Majority Stockholders”), being the record holder of 27,050,889 shares of our Common Stock, constituting approximately 52.22% of the issued and outstanding shares of our Common Stock, consented in writing to the Certificate of Amendment:

Name of Beneficial Owner	Office, If Any	Title of Class	Amount of Beneficial Ownership	Percent of Class
Jiang Huai Lin	President, CEO and Chairman	Common Stock, $0.01 par value	20,170,080	38.93%
Cheng Dong Huang		Common Stock, $0.01 par value	1,782,301	3.44%
Shan Huang		Common Stock, $0.01 par value	568,611	1.10%
Su Wen Hu		Common Stock, $0.01 par value	275,482	0.53%
Dong Wei Gao		Common Stock, $0.01 par value	563,333	1.09%
Dan Feng Qi		Common Stock, $0.01 par value	357,164	0.69%
Wide Peace International Investment Ltd.(3)		Common Stock, $0.01 par value	177,582	0.34%
Pu Zha		Common Stock, $0.01 par value	192,837	0.37%
Bocom Ventures Inc.(4)		Common Stock, $0.01 par value	380,000	0.73%
Straus Partners, L.P.(5)		Common Stock, $0.01 par value	513,700	0.99%
Straus-GEPT Partners, L.P.(5)		Common Stock, $0.01 par value	176,300	0.34%
Pinpoint China Fund(6)		Common Stock, $0.01 par value	1,027,061	1.98%
Pinpoint Opportunity Fund(6)		Common Stock, $0.01 par value	866,438	1.67%
TOTAL			27,050,889	52.22%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

As of March 13, 2009, a total of 51,805,787 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Luo Xiao Yun has dispositive control over the shares held by Wide Peace International Investment Ltd.

(4)	Zhang Tao has dispositive control over the shares held by Bocom Ventures Inc.

(5)	Melville Straus has voting and investment power over securities held by Straus Partners, L.P. and Straus-GEPT Partners, L.P.

(6)	Yong Huang has dispositive control over the shares held by Pinpoint China Fund and Pinpoint Opportunity Fund

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the NRS, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 200,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 51,805,787 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Our current Certificate of Incorporation states that the name of the Company is “China Information Security Technology, Inc.” On May 28, 2010, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to change our name to “China Information Technology, Inc.” The Majority Stockholder approved the Certificate of Amendment pursuant to a Written Consent dated as of May 28, 2010. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The principal reason for our name change is to more accurately reflect our new business operations.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of May 28, 2010 (i) each director and executive officer, (ii) each person known by us to be the beneficial owner of five percent or more of the outstanding shares of common stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Shenzhen, China 518040.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jiang Huai Lin	President, CEO and Chairman	Common Stock, $0.01 par value	20,170,080 (3)	38.93%
Jackie You Kazmerzak	Chief Financial Officer	Common Stock, $0.01 par value	20,000	*
Zhi Xiong Huang	Chief Technology Officer	Common Stock, $0.01 par value	10,000	*
Yi Fu Liu	Chief Operating Officer	Common Stock, $0.01 par value	25,000	*
Zhi Qiang Zhao	Director and Chief Administrative Officer	Common Stock, $0.01 par value	25,000	*
Yun Sen Huang	Director	Common Stock, $0.01 par value	0	*
Qiang Lin	Director	Common Stock, $0.01 par value	0	*
Remington Hu	Director	Common Stock, $0.01 par value	0	*
All officers and directors as a group (8 persons named above)		Common Stock, $0.01 par value	20,250,080	39.09%
5% Security Holders
Jiang Huai Lin		Common Stock, $0.01 par value	20,170,080(3)	38.93%
Edward C. Johnson 3d(4) 82 Devonshire Street, Boston, Massachusetts 02109		Common Stock, $0.01 par value	2,657,450(4)	5.12%
Philip J. Hempleman(5) 262 Harbor Drive, Stamford, Connecticut 06902		Common Stock, $0.01 par value	3,106,250(5)	5.99%
Adam Benowitz(6) 20 West 55th Street, 5th Fl. New York, New York 10019		Common Stock, $0.01 par value	3,474,069(6)	6.70%

________________
*Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

As of March 2, 2009, a total of 51,805,787 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 1,000,000 shares of our common stock held by Mr. Lin indirectly through Total Devices Management, Ltd., an entity that is wholly-owned by Mr. Lin.

(4)

Includes 700,900 shares of our common stock held by Fidelity Management & Research Company, 58, 260 shares held by Pyramis Global Advisors, LLC, and 1,898,290 shares of our common stock held by Pyramis Global Advisors Trust Company. Edward C. Johnson 3d, the chairman of FMR LLC, the manager of each of Fidelity Management & Research Company, Pyramis Global Advisors, LLC, and Pyramis Global Advisors Trust Company, exercises investment discretion and control over the shares held by each of them, and may be deemed to be the beneficial owner thereof.

(5)

Includes1,188,850 shares of our common stock held by Ardsley Partners Fund II, L.P., 925,350 shares held by Ardsley Partners Institutional Fund, L.P., 229,100 shares held by Ardsley Offshore Fund, Ltd., and 762,950 shares owned by certain accounts managed by Philip J. Hempleman. Mr. Hempleman exercises investment discretion and control over the shares managed by him as well as those held by each of Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., and Ardsley Offshore Fund, Ltd. and may be deemed to be the beneficial owner thereof. Mr. Hempleman hereby disclaims beneficial ownership of the shares of common stock held by Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., and Ardsley Offshore Fund, Ltd. to the extent of his direct or indirect pecuniary interest therein.

(6)

Includes 1,400,000 shares of our common stock held by Vision Opportunity Master Fund, Ltd., a Cayman Islands company and 2,074,069 shares of our common stock held by Vision Opportunity China LP, a limited partnership organized under the laws of Guernsey. Mr. Benowitz exercises investment discretion and control over these shares and may be deemed to be the beneficial owner thereof.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

Securities Authorized for Issuances under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	8,000,000(1)	$ 4.30	7,470,000(2)
Equity compensation plans not approved by security holders	-	-	-
Total	8,000,000		7,470,000

___________

(1) On June 13, 2007, our Board of Directors authorized the establishment of the China Information Security Technology, Inc. Equity Incentive Plan, or Plan, whereby we are authorized to issue shares of our common stock to certain employees, consultants and directors. At that time we reserved 8,000,000 shares of our common stock for issuance under the Plan.

(2) On November 27, 2007, we issued 70,000 shares of common stock to our senior management and an outside consultant as bonus awards and we included stock-based compensation of $609,000 in our administrative expenses for the year ended December 31, 2007. On November 30, 2007, our Board of Directors authorized the grant of options to certain employees to purchase 490,000 shares of our common stock, par value $0.01, subject to ratification of the Plan by our stockholders. The options had an exercise price of $9.48 per share, were to vest on December 5, 2008 and to expire on December 5, 2011. The respective stock-based compensation, amounting to $68,891 was charged into administrative expenses in the Consolidated Statements of Income and Comprehensive Income. On March 3, 2008, our Board of Directors voided and canceled the grant of the stock options to the employees, and on March 20, 2008 approved the grant of 400,000 shares stock awards to them at price of $4.30 per share. These newly granted shares have been vested quarterly at 1/4 over a one-year period following the grant. Since the cancellation and grant of the replacement award occurred concurrently, they will be treated as a modification of the terms of the cancelled award. On February 2, 2009, the Company granted eligible employees a total of 60,000 shares of the Company’s common stock as compensation under the Plan. On January 12, 2010, the Company granted eligible employees a total of 213,363 shares of the Company’s common stock as compensation under the Plan. The related expenses of $1,270,000 are included in our administrative expenses for the year ended December 31, 2009.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were originally organized under the laws of the State of Florida, on September 19, 1979, under the name Mark Thomas Publishing Inc. and on April 29, 2003 we changed our name to Irish Mag, Inc. From our inception through October 8, 2006, we provided consulting services in the offset printing industry, targeting individual retail consumers as well as small to mid-size companies. However, as a result of the transactions discussed below, we are now a provider of integrated solutions for the public security sector in China, specializing in providing public security information communication applications and Geographic Information Systems or GIS software services. On January 26, 2007, we changed our name to China Public Security Technology, Inc. to more accurately reflect our new business and commercial objectives, however, on April 2, 2008, we entered into an Agreement and Plan of Merger with China Information Security Technology, Inc., or CIST, a Nevada corporation and our wholly-owned subsidiary. Pursuant to the merger agreement, we agreed to merge with and into CIST, with CIST being the surviving entity. The merger became effective on April 7, 2008. As a result, our name is now China Information Security Technology, Inc., a Nevada corporation

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

* * *

APPENDIX A

Certificate of Amendment

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Information Security Technology, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I is hereby deleted and replaced in its entirety with the following:

Article I
NAME

The name of the corporation is China Information Technology, Inc. (hereinafter, the "Corporation").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.22%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09